Exhibit 99.1

SB Financial Group
Third Quarter 2017 Financial Results
Friday, October 20, 2017, 11:00 AM Eastern

CORPORATE PARTICIPANTS Melissa Martin - Investor Relations Mark Klein - President and Chief Executive Officer Tony Cosentino – Executive Vice President and Chief Financial Officer

PRESENTATION

Operator

Good morning and welcome to the SB Financial Group Third Quarter 2017 Conference Call and Webcast. I would like to inform you that this conference call is being recorded and that all participants are in a listen-only mode. We will begin with remarks by management and then open the conference up to the investment community for questions and answers.

I will now turn the conference over to Melissa Martin with SB Financial. Please go ahead, Melissa.

Melissa Martin

Good morning everyone. I would like to remind you that this conference call is being broadcast live over the Internet and will be archived and available on our website at www.yoursbfinancial.com under Investor Relations.

Joining me today are Mark Klein, Chairman, President, and CEO; Tony Cosentino, Chief Financial Officer; and Jon Gathman, Senior Lending Officer. Before I turn the call over to Mr. Klein, let me add that this call may contain forward-looking statements regarding SB Financial Group's financial performance, anticipated plans, operational results, and objectives.

Forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied on our call today. We have identified a number of different factors within the forward-looking statements at the end of our earnings release and you are encouraged to review those factors. SB Financial Group undertakes no obligation to update any forward-looking statement except as required by law after the date of this call. In addition to the financial results presented in accordance with GAAP, this call will also contain certain non-GAAP financial measures.

I will now turn the call over to Mr. Klein.

Mark Klein

Thank you, Melissa, and good morning everyone. Welcome to our third quarter 2017 webcast. As you all know, we filed our earnings release yesterday, and it certainly provides additional depth and details for a follow up to our comments today.

Highlights for the quarter include GAAP net income was $2.7 million, a 7% improvement over the prior year quarter, representing a return-on-average asset of 1.27%. Additionally, it was an 18% improvement over the linked quarter. Net income available to common shares for the quarter was $2.48 million, or $0.43 per share, representing a 7.6% improvement over the prior year quarter. Trailing 12 months EPS now stands at $1.48, a 13.8% improvement over the prior year.

Loan balances have been robust and have expanded nearly $24 million, or 3.6%. Top line revenue for the quarter expanded approximately 3.8% from the year ago quarter. Expenses increased 4.5% from the year ago quarter, reflecting production and regulatory staffing expansions. Expenses in revenue increased 6% from the linked quarter.

Assets under management expanded this quarter to $430 million, a $53 million increase over the prior year quarter, or 14.4%, and a 5.5% increase from the linked quarter. Mortgage origination volume for the quarter was approximately $89 million, a decline of $28 million from the year ago quarter and a $9 million reduction from the linked quarter due to lower market activity, reflecting the limited availability of inventory in nearly all markets. We improved profitability, however, from the linked quarter through better pricing and pipeline management, and over 95% of our year-to-date production of $243 million has come from new client relationships to State Bank. Asset quality continued to be a strength of our company. And finally, SBA loan value for the quarter robust at $4.1 million.

Our relentless focus on our five key strategic initiatives continues to drive our performance. They are, again, revenue diversity, a continued commitment to greater scale to improve efficiency, greater scope to drive organic balance sheet growth, a deeper bench to deliver that operational excellence that we seek, and the hallmark of all high-performing banks, that top tier asset quality.

And now a little more detail on each; first revenue diversity. We continued to deliver strong non-interest income as a percentage of total revenue. Even though our mortgage banking business declined this quarter, we still achieved the 40% mark, representing over $13 million year-to-date and a 3% improvement over the same period last year.

Our mortgage banking volume declined nearly 9% this past quarter. However, our loan sale gains expanded over 7% from the linked quarter due to better pipeline management that included our new hedging strategy. This enabled us to deliver better average gain on sale that exceeded 2.8% for the quarter and now stands at a healthy 2.6% for the year.

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Additionally, our servicing portfolio now stands at $979 million and approximately $2.4 million in servicing revenue annually from that portfolio. Our strategic goal of $1 billion is within our reach this year. Our overarching goal is to continue to seek opportunities to expand our presence in this core business line, with more high producers in both our traditional and expansion markets.

SBA lending strategy continues to provide meaningful bottom line improvement. This quarter we produced and sold over $4 million, with loan sale gains over $200,000. As a result of our third quarter production, we are on track to deliver over $1.2 million in loan sale gains for the year, representing total SBA production of over $17 million.

To ensure we remain relevant in the space, we have strengthened our positioning by expanding our business development officer, or BDO as we call it, presence in new and existing markets. In addition to our presence in the Columbus footprint, we now have a seasoned BDO in the Cleveland suburb of Westlake, Ohio. In the fourth quarter, we intend to have additional expertise in the existing higher growth market within our footprint.

Our success in this arena adds strength to our revenue diversity strategy and positions us well for continued economic expansion. In fact, we now rank 261st out of the 1,630 banks in the United States that have done an SBA loan, placing us at the 86th percentile and well on our way to our top 100 vision by the year 2020.

Also contributing to our strong non-interest income this quarter was a 5.5% expansion in our assets under care in our wealth management division. This quarter's improvement made strong contributions to our annual growth of nearly 13% and drove our performance improvement over last year to over 14%. Our market expansions are providing diversity in our asset base.

While over 47% of our assets under our care rest in our traditional markets and an additional 24% in our expansion markets of Toledo and Lima, our remaining 29% is evenly represented in our Columbus, Findlay, and other northwest Ohio markets. Interestingly, over 57% of our year-to-date growth of over $25 million has come from employees and centers of influence referrals. Our plans are to continue to take market share by attracting top talent in new and existing markets.

Our second initiative remains to add scale and improve efficiency. As with prior quarters, our newest office in Findlay, Ohio continues to make significant contributions to our organic balance sheet growth. Through this quarter, loan balances have expanded to over $37 million, with prospects of continued growth through a pipeline of over $15 million. Our three year presence in one of Ohio's best markets has provided meaningful organic balance sheet growth for our company. We have plans to solidify our presence in this market in wealth management and private banking to further capitalize on our business banking successes.

Columbus continues to be one our success stories, and represents another one of our low-share, high-growth markets for our company. Not only does it provide nearly 59% of our residential real estate volume, it continues to add significant scale to our organization. This quarter our loan balances expanded to over $177 million. This region is just now $2 million short of becoming our largest region in our franchise in just 10 short years.

To ensure we continue our ascent in this vibrant market, we recently purchased and remodeled a new loan production office in the upscale eastern suburb of Gahanna. Initially we will house our mortgage professionals and our SBA officer, but intend to launch an interactive teller machine strategy to not only utilize our Dublin retail staff more effectively, but to potentially capture additional products and services with our over 4,000 single-service mortgage households.

Overall, commercial loans continue to provide the majority of the lift in our net interest margin. Because of our $56 million growth over the prior year, our net interest income expanded 8.9% to over $7.2 million. Growth markets of Columbus, Toledo, and Findlay provide the bulk of our expansion.

A new strategy to improve our efficiency, expand net interest income, and deliver additional revenue diversity is equipment leasing. We recently hired a seasoned executive in the northeast Indiana region and expect to leverage his expertise into a new business line for State Bank and also add more diversity to our commercial lending product lineup.

Third is our strategy to deliver greater scope. That's more households and more services in those households. We continue to add more households and more products and services. We now claim 28,383 households for an additional 1,000 over year-end, representing a 3.7% improvement. Many of our new households stem from our mortgage business-line success. Our goal is to acquire new households and leverage the expertise of our other business lines into those new households and drive products and services to a much higher level.

Year-to-date, our on-boarding process and cross selling efforts have enabled us to expand our number of products to over 57,000, or 2.65% this year, and we’ve added another 2,200 services for a 5.2% expansion. Leveraging our presence in each household continues to be a path to organic balance sheet growth.

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Interdepartmental referrals continue to drive client retention and shareholder value. This past quarter, we made 591 referrals to our business partners through our proactive prospecting efforts. As a result of this value-added prospecting, we've provided solutions to 261 of these clients, which represented over $14.7 million in new business to our company. We continue to provide 100% of what the client needs and nothing more.

Operational excellence is our fourth key theme I’d like to touch on. Our value proposition includes a statement that says: We never expect to lose a client due to a gap in service levels. This mindset enables us to develop initiatives and a structure that will drive our backroom into a sustainable competitive advantage. Product specific knowledge resonating from our sales staff coupled with an engaged backroom positions us to deliver on our value proposition and sets us apart from the competition at every client touch.

The litmus test for this claim lies with our ability to grow our franchise. For us, this includes our organic balance sheet growth, margin expansion, revenue diversity, SBA volume, assets under our care, household growth, and a $1 billion servicing portfolio to name a few. We have detailed plans to continue to drive each to a higher level with more well-defined service level agreements in 2018.

Our fifth key initiative is asset quality. As a top decile performer among our 65 bank peer group, we recognize the value to our stockholders and the significance to our performance by maintaining a high quality loan portfolio. Our results this quarter and year-to-date reflect this ongoing commitment. Non-performing assets improved to just 43 basis points, past due loans stand at 0.33%, net charge-offs for the quarter just 1 basis point, and our allowance to non-performing assets improved this quarter now to over 200%.

I’d like to ask Tony Cosentino, our CFO, now to provide a few more details on our quarterly performance. Tony?

Tony Cosentino

Thanks, Mark, and good morning everyone. For the quarter, as Mark said, we had net income of $2.7 million, or $0.43 per diluted earnings per share. Our EPS was up $0.03, or 7.5%, from the prior year and up $0.06, or 16.2%, from the linked quarter.

Some highlights include operating revenue up 3.8% from the prior year and up 6.1% from the linked quarter; loan growth up $56 million for the prior year, or 9%. Loan sales delivered gains of $2.5 million all-in for mortgage, small business, and agriculture. And lastly, we continued to reduce our non-performing ratio, as Mark said, now down to 43 basis points.

As we look further in the income statement starting with margin, net interest income was up from the prior year by 8.9% and up from the linked quarter by 4.3%. End of period loan balances were up $55.7 million, an increase of 9%. And in the third quarter, we increased our loan balances by $23.5 million. Average loan yield of 4.6% increased by 5 basis points from the prior year. And overall, earning asset yield was up 7 basis points compared to the prior year.

On the funding side, we continue to experience an increase in the cost of our interest-bearing liabilities, coming in at 68 basis points for the quarter, up 12 basis points from the prior year and up 4 basis points from the linked quarter. We continue to fund anticipated loan volume with retail deposits priced at the market.

Net interest margin, at 3.81%, was down just 1 basis point from the prior year but was up from the linked quarter by 8 basis points. This reflected higher loan fees compared to the prior year and linked quarter. And total interest expense costs have risen by nearly 30% from the prior year, with that variance tied almost exclusively to the increased volume.

Loan activity has influenced margin income from the prior year with total loan interest income of $7.7 million, up 10%. And over the last four quarters, we have produced $259 million in gross loan volume. As we discussed last quarter, net loan volume returned again to a more acceptable level, with balances up $24 million from June 30, equating to a 14.4% annualized growth rate.

On the fee side, total non-interest income of $4.9 million was down 3.1% from the prior year, but was up 8.9% from the linked quarter. Fee income as a percentage of total revenue was over 40%, as several one-time revenue item supplemented mortgage loan volume. The one-time items of a BOLI payout and bond sales increased revenue by $268,000 in the quarter.

During the quarter, we had mortgage originations of $89.2 million, down from the prior year by $28 million, or 23.9%, and also down $8.6 million, or 8.8%, from the linked quarter. New purchase volume in the quarter was 95%. As we’ve discussed, the refinance market has slowed considerably with the rise in interest rates.

Total gains on sale for mortgage came in at $2.2 million, which was nearly 2.9% on our sold volume of $77 million. For comparison, we achieved 2.5% and 2.6% gain on sale percentage from the prior year and linked quarter respectively. So despite volume down 24%, better pricing and efficiency have kept our mortgage banking revenue decline to only 9.9%.

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Mortgage banking revenue in the third quarter was $2.4 million, down $269,000 from the prior year but up $134,000 from the linked quarter. This quarter included a positive valuation adjustment to our mortgage servicing rights of $36,000 compared to a positive adjustment last quarter of $39,000, versus a negative adjustment of $71,000 in the third quarter of 2016.

At September 30th, State Bank had $979 million in its servicing portfolio, providing revenue for the quarter of $605,000. The servicing portfolio has increased by $110.5 million, or 12.7%, from the prior year on sold volume for that period of $289 million. Market value of those servicing rights at $9.6 million increased this past quarter, reflecting volume and the stable rate environment.

Calculated fair value of 98 basis points was up 19 basis points from the prior year and flat from the linked quarter. Total impairment reserves available for recapture in future periods totaled $269,000 at quarter end.

Total operating expenses this quarter of $8.3 million were up $0.4 million, or 4.5%, from the prior year. And compared to the linked quarter, expenses were up $0.5 million, or 6.1%. Total headcount for the company is up 13 since the prior year, reflecting increased staffing in mortgage and commercial sales in addition to added resources in compliance, loan review, and mortgage administration.

For the quarter, total operating expense was up slightly more than our 3.8% revenue growth. However, for the year, operating leverage is positive, with revenue growth of 5.9% exceeding our expense growth rate of 5.6%.

As we look now at the balance sheet, loan balances of September 30 stood at $675.1 million, which is 78.5% of the total assets of the company. We had growth of $55.7 million from the prior year and growth of $23.5 million from the linked quarter. Compared to the prior year, our loan book grew in nearly every category, led by commercial real estate with $51 million, followed by C&I of $4 million.

On the deposit side, we were up from the prior year by $54.7 million, an 8.3% growth rate, and up from the linked quarter by $9.5 million. Due to the anticipated closings from our loan pipeline in the fourth quarter, we have been more aggressive on deposit pricing in order to meet these funding needs.

Looking at our capital position, we finished the quarter at $90.9 million, up $4.6 million or 5.4% from the prior year, with an equity-to-asset ratio of 10.6%, which was down from the prior year, reflecting the growth in our loan book. Tangible common equity ratio is 7.2%, but would increase to 8.8% when the convertible preferred is included.

Regarding asset quality, total non-performing assets now stand at $3.7 million, or 0.43% of total assets, with 98% of those in non-performing loans. The total level of non-performing assets is down $0.8 million from the prior year and down $0.2 million to the linked quarter. Included in that non-performing asset total is $1.3 million in accruing restructured credits. These restructured loans, which are nearly all maturity extensions, elevate our non-performing level by 15 basis points. Absent these accruing restructured credits, our total non-performing asset ratio would be just 28 basis points.

We did not set aside provision this quarter, which was in-line with the prior year. For the year, our $200,000 in provision is in excess of the $165,000 in net charge-offs incurred thus far in 2017, with net charge-offs for this quarter of $65,000. Our absolute level of loan loss allowance, at $7.8 million, is up from the prior year by $0.4 million or 6%. However, due to loan growth, our allowance-to-total-loan percentage has declined from 1.18% at September 30, 2016, to 1.15% currently. Because of the reduction in non-performing loans this quarter, we now have NPL coverage with our allowance of 213%, which is up from the 164% at the prior year.

And in closing, as we look at our year-to-date results, diluted EPS of $1.11 is up $0.10 per share, or 9.9%. And total assets under our care, including mortgage serviced and wealth assets, now stands at $2.3 billion.

I’ll now turn the call back over to Mark.

Mark Klein

Thank you, Tony. As you’ve heard, we continue our strong performance trend with another solid quarter, clearly highlighted by our ROAA of 1.27%, loan growth of 4%, $89 million in residential real estate loans, continued excellent loan quality metrics, and SBA loan sale gains.

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With more scale in our newer lower-share, higher-growth markets and a greater scope of services in existing households, our prospects for that covered top decile performance for the year remains in sight. We are pleased with our third quarter performance and have set the stage clearly for a strong finish to 2017.

Now, I’ll turn the call back to Melissa for questions and answers. Melissa?

Melissa Martin

Thank you, Mark. Operator, we're now ready for our first question.

QUESTION AND ANSWER

Operator

We will now begin the question-and-answer session. To ask a question, you may press star, then one on your touchtone phone. If you are using a speakerphone, please pick up your handset before pressing the keys. To withdraw your question, please press star, then two.

At this time, we will pause momentarily to assemble our roster.

Melissa Martin

While we're waiting for questions, I would like to remind you that today's call will be accessible on our website at www.yoursbfinancial.com under Investor Relations.

Operator

At this time we have no questions.

Melissa Martin

I'll now turn the call back over to Mr. Klein.

CONCLUSION

Mark Klein

Well, once again, thank you all for joining us this morning. Again a great quarter. We're pleased with our results. Looking forward to a strong fourth quarter and another great year for SBFG. We look forward to speaking with you in January and reporting our year-end results. Again, thanks for joining us. Goodbye.

Operator

The conference has now concluded. Thank you for attending today's presentation. You may now disconnect.

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